Exhibit 99.1

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554

Delta Air Lines Reports 2008 Financial Results

Capacity reductions, merger benefits, fuel savings and solid liquidity position the company for a profitable 2009

ATLANTA, Jan. 27, 2009 – Delta Air Lines (NYSE:DAL) today reported financial results for the quarter and year ended Dec. 31, 2008.  Key points include:

•
Delta’s net loss for the December 2008 quarter was $340 million, or $0.50 per diluted share, excluding special items described below, and the impact of out-of-period fuel hedges.[1] Results include $0.12 per diluted share from the negative non-cash impact of purchase accounting.

•	Delta would have reported a $167 million net profit excluding special items in the December 2008 quarter, if fuel had been purchased at market prices.
•
Delta’s reported net loss for the December 2008 quarter was $1.4 billion, including an over $900 million charge related to broad-based employee equity awards, and a $91 million loss on out-of-period fuel hedges.

•	Delta completed its merger with Northwest on Oct. 29, 2008, creating the world’s largest airline.
•	As of December 31, 2008, Delta had $6.1 billion in total liquidity and cash collateral posted with hedge counterparties.

Delta’s 2008 net loss was $503 million, or $1.08 per diluted share, excluding (1) special items that primarily consist of an over $900 million non-cash charge related to employee equity awards that were issued or vested in connection with the merger and $7.3 billion in non-cash goodwill and other intangible asset impairment charges reported earlier this year, and (2) a $91 million loss on out-of-period fuel hedges. Delta’s reported 2008 net loss was $8.9 billion, or $19.08 per diluted share.

Unless otherwise indicated, Delta’s financial results for the December quarter and full year 2008 are presented on a GAAP basis, which include results for Northwest Airlines following the completion of the merger for the period Oct. 30, 2008 through Dec. 31, 2008.2 As a result of the merger, Delta’s financial results include approximately $80 million in higher expenses from the non-cash impact of purchase accounting, or $0.12 per diluted share for the December 2008 quarter.

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“I want to thank my 85,000 Delta colleagues for their outstanding achievements in 2008 – a year where we not only faced the severe challenges brought on by over $2 billion in increased fuel costs and the onset of a global recession, but also closed our merger with Northwest and began a smooth integration process,” said Richard Anderson, Delta’s chief executive officer.  “Despite the difficult economic environment, we expect to be solidly profitable in 2009 driven by lower fuel costs, capacity discipline, and merger synergies. Delta people have a great track record for achieving their goals, and I am confident that 2009 will be another successful year.”

Merger with Northwest
Delta completed its merger with Northwest during the fourth quarter, creating the world’s largest airline, and expects the merger to generate $500 million in synergies in 2009 and $2 billion in annual run-rate synergies by 2012. As a result of significant integration planning activities that began prior to the merger, the company is on track in its integration efforts and achieved many milestones during the quarter, including:
•	Delta placed its code on over 90% of Northwest routes, creating thousands of additional connecting opportunities for its customers;
•
Delta extended its exclusive co-brand credit card partnership with American Express through 2015, which provided the company over $1 billion in immediate liquidity and is expected to provide an additional $1 billion in contract enhancements over the next two years;

•
Delta and Northwest pilots, represented by the Air Line Pilots Association, achieved a single seniority list for the combined group. More than 25 percent of Delta’s total workforce has now resolved seniority integration, including pilots, flight dispatchers, meteorologists, aircraft maintenance technicians and other TechOps employees;

•
The National Mediation Board ruled that Delta and Northwest now constitute a single transportation system for representation purposes under the Railway Labor Act. This is an important milestone toward resolving representation issues, which will allow alignment of pay, benefits and work rules for all employees of the new Delta;

•	Elite members of both airlines’ loyalty programs gained immediate complimentary upgrade reciprocity; and
•	Delta completed the re-branding of approximately 50 of the airports in which Northwest operates and began a program to paint all Northwest mainline aircraft in the Delta livery by the end of 2010.

Revenue Environment
Delta’s GAAP operating revenue grew to $6.7 billion in the December 2008 quarter as a result of its merger with Northwest Airlines. The company believes it is more meaningful to compare results year-over-year on a combined basis, shown below, which includes three full months in the December 2007 and 2008 quarters for Northwest. On this basis, operating revenue was flat year-over-year on a 4% decline in capacity.

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	GAAP[3]			Combined[4]
(in millions)	4Q08	4Q07	Incr (Decr)	4Q08	4Q07	Incr (Decr)

Passenger	$5,735	$4,067	41%	$6,657	$6,711	(1%)
Cargo	230	132	74%	285	374	(24%)
Other, net	748	484	55%	826	705	17%
Total Operating Revenue	$6,713	$4,683	43%	$7,768	$7,790	0%

On a combined basis:
•
Passenger revenue fell 1%, or $54 million, compared to the prior year period due to a 4% decline in capacity, partially offset by a 3% increase in unit revenue. These results reflect the weakening of the revenue environment during the quarter caused by the global economic recession;

•	Cargo revenue declined 24%, or $89 million, due primarily to proactive reductions of Northwest freighter capacity; and
•	Other, net revenue grew 17%, or $121 million, primarily due to increased revenue from baggage fees.

Based on ATA data for 2008, Delta and Northwest each achieved a revenue premium to the industry. The consolidated length of haul adjusted passenger unit revenue (PRASM) was 101% and 103%, respectively, of industry average PRASM (excluding Delta and Northwest) for the year. During the December 2008 quarter, 40% of Delta and Northwest combined capacity was deployed on international routes and 60% on domestic routes.

Comparisons of combined revenue-related statistics are as follows:

		Increase (Decrease) 4Q08 versus 4Q07
	Combined[4] 4Q08 ($M)	Change YOY	Unit Revenue	Yield	Capacity

Passenger Revenue
Domestic[5]	$3,059	(8.4%)	4.1%	(0.5%)	(13.4%)
Atlantic	1,263	10.5%	(2.8%)	1.3%	13.7%
Latin America	310	4.8%	5.5%	11.8%	(0.7%)
Pacific	637	9.6%	4.6%	4.4%	4.8%
Total mainline	$5,269	(1.7%)	2.7%	1.4%	(4.2%)
Regional	1,388	2.6%	3.7%	3.1%	(1.0%)
Consolidated	$6,657	(0.8%)	3.1%	2.0%	(3.8%)

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 “Delta’s proactive decision to reduce domestic capacity during 2008 mitigated the impact of the decline in demand we saw over the course of the fourth quarter. We expect the worldwide economy to be difficult throughout 2009; however, if fuel prices remain at current levels, we believe the benefit of lower fuel prices will more than offset the revenue decline.” said Edward Bastian, Delta’s president.  “Delta has the tools required to manage through these tough economic times – with the broadest, most diverse network in the industry; an estimated $2 billion in annual merger synergies to be obtained; best-in-class costs; a solid liquidity balance; unmatched fleet flexibility; and the discipline and drive of the new Delta team.”

Capacity Discipline
In 2008, Delta demonstrated its firm commitment to capacity discipline and its ability to quickly reduce fixed and variable costs associated with reduced capacity.  Delta led the industry in early 2008 in responding to high fuel prices and the weakening demand environment, resulting in a reduction in domestic capacity of 11% in the last six months of 2008.   Delta’s flexible and cost efficient fleet is a unique tool that allows the company to reduce capacity quickly. In 2009, the company plans to remove 40-50 mainline aircraft from the fleet as it eliminates the fixed costs associated with its 6 – 8% system capacity reduction. In addition, in January 2009, Delta offered its second voluntary workforce reduction program in 12 months to more closely align its staffing with lower capacity levels. Delta will continue to monitor the demand environment and has full flexibility to further reduce capacity if warranted.

Cost Discipline
Delta’s GAAP operating expenses increased to $7.8 billion in the December 2008 quarter primarily due to the company’s merger with Northwest Airlines. On a combined basis, operating expenses increased 23% due to $1.2 billion in mainly non-cash special items, and $301 million in higher expense from out-of-period fuel hedges.6  In addition, operating expenses were $33 million higher due to the impact of purchase accounting, which primarily relates to marking to market Northwest pension plan assets.

	GAAP[3]			Combined[4]
(in millions)	4Q08	4Q07	Incr (Decr)	4Q08	4Q07	Incr (Decr)

Operating expense	$7,810	$4,685	67%	$9,451	$7,705	23%
Operating expense excluding special items and impact of out-of-period fuel hedges	$6,732	$4,685	44%	$7,914	$7,726	2%
Mainline CASM	14.83	11.18	33%	15.94	11.82	35%
Mainline CASM excluding fuel expense and special items	7.22	6.79	6%	7.29	7.09	3%
Non-operating expense	$341	$103	NM	$364	$190	NM

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On a combined basis:
•
Mainline unit cost (CASM7) excluding fuel expense and special items increased 3% year-over-year in the December 2008 quarter due to prior year credits and the impact of purchase accounting, partially offset by improved productivity; and

•
Non-operating expenses, increased $174 million in the December 2008 quarter due to $77 million in foreign exchange losses and $66 million lower interest income. In addition, purchase accounting drove $47 million in higher interest expense due to increased amortization of debt discount, reflecting lower fair value of Northwest debt at the merger date.

Liquidity Position
At Dec. 31, 2008, Delta had $6.1 billion in total liquidity and net cash collateral posted with hedge counterparties. Total liquidity includes $4.5 billion in cash, cash equivalents and short-term investments and $500 million available under an undrawn line of credit. Net cash collateral posted with hedge counterparties was $1.1 billion at Dec. 31, 2008.

At Dec. 31, 2008, Delta held $120 million in auction rate securities classified as long-term assets. These amounts were previously classified as short-term investments.

As previously announced, in December, Delta:
•	Received $1 billion from the pre-purchase of SkyMiles in connection with the multi-year extension of its exclusive co-brand credit card partnership with American Express; and
•
Sold approximately 18 million shares of common stock, generating gross proceeds of $196 million. All of the shares of stock in the offering had been withheld as the employee portion of withholding taxes on the employee equity awards which were issued or vested in connection with Delta’s merger with Northwest.

 “Delta people, once again, met the challenge of improving productivity in 2008 to help mitigate the impact of high fuel costs and a slowing economy. Their hard work allowed the company to remove the costs associated with reduced capacity, while continuing to make critical investments in our people, product and infrastructure.  We will apply the Delta tradition of cost discipline across the entire company, and I am confident that we’ll meet the cost targets necessary to maintain our best-in-class unit cost structure,” said Hank Halter, chief financial officer.  “In addition, we expect to generate cash and improve our liquidity in 2009 through our disciplined approach to making investments in our business, right-sizing our operations in the current demand environment, and achieving targeted merger synergies.”

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Fuel Price and Related Hedges
During the December 2008 quarter, Delta hedged 58% of its fuel consumption, resulting in an average fuel price of $2.90 per gallon.8  Included in the fuel price is $507 million in fuel hedge losses in the fourth quarter.

	Three Months Ended
	Dec. 31, 2008 ($M)
	Operating	Non-Operating	Total
Non-cash, out-of-period loss	$91	$10	$101
Loss (gain) on settled contracts	507	(1)	506
Total net losses	$598	$9	$607

The table below represents the fuel hedges Delta had in place as of Jan. 23, 2009 (see Note A for additional information about Delta’s fuel hedges):

		Avg. Jet Fuel Equivalent*		Fuel Price/Gal.*
	Percent Hedged	Cap	Floor	(at today’s fwd. curve)
Q1 2009	80%	$2.81	$2.43	$2.34
Q2 2009	85%	$2.45	$2.09	$2.17
Q3 2009	55%	$2.19	$1.22	$2.10
Q4 2009	32%	$2.24	$1.05	$2.00
* Includes tax and transportation costs of approximately $0.17/gallon.

2008 Highlights
In 2008, in addition to completing its merger with Northwest Airlines, Delta demonstrated its commitment to delivering an industry-leading customer experience, creating long-term value for its shareholders and recognizing the valuable contributions of its employees by:
•
Investing throughout the year in its employees through almost $500 million in pension and other retirement program contributions for Delta and Northwest employees, $56 million in combined Shared Reward and Incentive Program payments, pay raises and merger-related equity awards issued in 2008;

•	Investing in new technology and process re-engineering, resulting in a reduction of mishandled bags at Delta and Northwest by 20% and 30%, respectively, year-over-year in the December quarter;
•
Launching its joint venture with Air France, further strengthening the SkyTeam alliance and filling a key position in Delta’s portfolio by connecting its international gateways in Atlanta and New York to one of the world’s premier business airports at London-Heathrow;

•
Receiving antitrust immunity for six-way alliance activities in trans-Atlantic markets for SkyTeam members Air France, Alitalia, CSA Czech Airlines, Delta, KLM Royal Dutch Airlines and Northwest Airlines, enabling the carriers to offer customers more choice in flight schedules, travel times, services and fares;

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•
Implementing an expanded marketing alliance with Alaska Air Group, allowing the companies to offer customers more departures along the West Coast than any U.S. airline and the enhanced ability to connect passengers to Delta’s growing global route system;

•
Continuing its international expansion to unique destinations and announcing new service from Los Angeles to Sydney, Australia to begin in July 2009, making Delta the only U.S. carrier to serve six continents;

•
Taking delivery of two new B777-LR aircraft to support Delta’s international expansion and five B737-700 aircraft that allow the addition of service into airports requiring high-performance aircraft such as in Tegucigalpa, Honduras;

•
Providing SkyMiles members with more ways to redeem their miles by initiating a “Pay with Miles” program in partnership with American Express, expanding access to Medallion® Marketplace, growing the SkyMiles online auction program, and enhancing the Award Travel search calendar on delta.com;

•
Announcing plans to add new flat bed seats on Boeing 767-400 aircraft to offer customers the comfort of a 180-degree full flat bed on every Delta flight between the United States and London’s Heathrow Airport by the summer of 2009;

•
Joining with Aircell® to announce that Delta customers traveling throughout the continental United States will experience the convenience of broadband Wi-Fi on board Delta’s domestic fleet of more than 330 mainline aircraft by the summer of 2009; and

•
Earning the prestigious 2008 Green Cross for Safety Medal from The National Safety Council, which recognizes organizations and their leaders for outstanding achievements in safety and health, community service and responsible citizenship.

Special Items
Delta recorded approximately $1 billion in special items in the December 2008 quarter, including:
•	Approximately $970 million in primarily non-cash, merger-related charges, including $904 million related to employee equity awards that were issued or vested in connection with the merger;
•	An $18 million charge related to Delta’s previously announced plans to close operations in Concourse C at the Cincinnati airport; and
•	A $20 million write-down in the value of auction rate securities.

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March 2009 Quarter and Full Year 2009 Guidance
Delta’s projections for March 2009 quarter and 2009 performance are below. Financial results for Northwest Airlines are included for the entire periods of the March 2008 quarter and the full year 2008 so that year-over-year comparisons to the March 2009 quarter and full year 2009 projections are more meaningful.

	1Q 2009 Forecast	2009 Forecast

Non-passenger revenue[9]	$1.1 billion	$4.8 billion

Fuel price, including taxes and hedges	$2.34	$2.15

Operating margin	(5%) - (7%)	6% - 8%

Capital expenditures	$550 million	$1.6 billion

	1Q 2009 Forecast (compared to 1Q 2008)	2009 Forecast (compared to 2008)

Consolidated passenger unit revenue		Down 4%

Mainline unit costs - excluding fuel expense and profit sharing[10]	Up 7% - 9%	Up 5% - 7%

System capacity	Down 5% - 7%	Down 6% - 8%
Domestic	Down 10% - 12%	Down 8% - 10%
International	Flat to up 2%	Down 3% - 5%

Mainline capacity	Down 6% - 8%	Down 6% – 8%
Domestic	Down 13% - 15%	Down 10% - 12%
International	Flat to Up 2%	Down 3% - 5%

Ancillary Businesses
Delta’s ancillary businesses include TechOps, the largest airline MRO organization in North America, which serves more than 100 aviation and airline customers around the world, and DAL Global Services, which provides general aviation services, training and technical services, and staffing to airlines including Delta.  The following table provides summarized financial information about these businesses for the December 2008 quarter.

	Three Months Ended December 31, 2008
	TechOps (MRO)	DAL Global Services
Operating Revenue (in millions)	$142	$49
Operating Margin	11%	(2%)

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Other Matters
Included with this press release are Delta’s Consolidated Statements of Operations for the three and twelve months ended Dec. 31, 2008 and 2007; a statistical summary for those periods; selected balance sheet data as of Dec. 31, 2008 and 2007; and a reconciliation of certain non-GAAP financial measures.

About Delta
Delta Air Lines is the world’s largest airline.  From its hubs in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Salt Lake City and Tokyo-Narita, Delta, its Northwest subsidiary and Delta Connection carriers offer service to more than 377 destinations worldwide in 66 countries and serves more than 170 million passengers each year.  Delta’s marketing alliances allow customers to earn and redeem either SkyMiles or WorldPerks on more than 16,000 daily flights offered by SkyTeam and other partners. Delta and its 75,000 worldwide employees are reshaping the aviation industry as the only U.S. airline to offer a full global network.  Customers can check in for flights, print boarding passes, check bags and flight status at delta.com.

Endnotes

1 Note B to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

2 Because Delta completed its merger with Northwest Airlines on Oct. 29, 2008, Delta’s financial results under generally accepted accounting principles (GAAP) for 2008 and the December 2008 quarter include the results of Northwest Airlines for the period Oct. 30, 2008 through Dec. 31, 2008.

Under GAAP, Delta does not include in its financial results the results of Northwest Airlines prior to the completion of the merger.  Accordingly, Delta’s financial results under GAAP for the December 2007 quarter do not include the results of Northwest Airlines for that period.  This impacts the comparability of Delta’s financial statements under GAAP for the December 2008 and 2007 quarters.

In this press release, Delta presents its financial results for the December 2008 and December 2007 quarters under GAAP as well as on a “combined basis”.  “Combined basis” means the company combines the financial results of Delta and Northwest as if the merger had occurred prior to the beginning of the applicable period.  For example, Delta’s financial results on a combined basis for the December 2008 quarter include the financial results of Northwest Airlines for the period Oct. 1, 2008 through Dec. 31, 2008.  Similarly, Delta’s financial results on a combined basis for the December 2007 quarter include the financial results of Northwest Airlines for the period Oct. 1, 2007 through Dec. 31, 2007.  Delta believes presenting this financial information on a combined basis provides a more meaningful basis for comparing Delta’s year-over-year financial performance than the GAAP financial information.

This press release also includes guidance for the March 2009 quarter and full year 2009.  Please note the year-over-year guidance comparisons assume the 2008 financial statements for the applicable periods were prepared on a combined basis, excluding special items and out-of-period fuel hedge losses.

3 Financial results based on GAAP for the December 2008 quarter include results for Northwest Airlines for Oct. 30, 2008 through Dec. 31, 2008 compared to Delta standalone for the three months ended Dec. 31, 2007.

4 Combined financial information includes results for both Delta and Northwest for the three months ended Dec. 31, 2008 and 2007.

5 Domestic unit revenue, yield and capacity exclude charter operations.

6  Reflects special items and out-of-period hedge impact for the three months ended Dec. 31, 2008.

7 Delta excludes from mainline unit costs expenses for aircraft maintenance and staffing services which it provides to third parties because these expenses are not related to the generation of a seat mile. Similarly, Delta excludes from passenger unit revenues, and includes in other revenue, revenues received for providing aircraft maintenance, and staffing services to third parties, freighter operations and MLT.  Management believes these classifications provide a more consistent and comparable reflection of Delta’s mainline operations.

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8 December 2008 quarter average fuel price of $2.90 per gallon reflects the consolidated cost per gallon for mainline, owned and contract carrier operations, net of fuel hedge impact.

9 Includes impact of deferred revenue accounting for SkyMiles program.

10 Delta’s March 2009 quarter mainline unit cost excluding fuel expense and profit sharing is expected to increase 7-9% year-over-year due to higher pension expense and the timing of removing costs related to capacity reductions.

Forward-looking Statements
Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; competitive conditions in the airline industry; and our ability to achieve expected synergies from our merger with Northwest.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Form 10-Q for the quarterly period ended September 30, 2008. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of January 27, 2009, and which Delta has no current intention to update.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations(1)
(Unaudited)

	Three	Three
	Months	Months
	Ended	Ended
	December 31,	December 31,	Change	Change
(in millions, except per share data)	2008	2007	$ H(L)	% H(L)

OPERATING REVENUE:
Passenger:
Mainline	$4,528	$3,052	$1,476	48%
Regional carriers	1,207	1,015	192	19%
Total passenger revenue	5,735	4,067	1,668	41%
Cargo	230	132	98	74%
Other, net	748	484	264	55%
Total operating revenue	6,713	4,683	2,030	43%
OPERATING EXPENSES:
Aircraft fuel and related taxes	2,294	1,356	938	69%
Salaries and related costs	1,533	1,070	463	43%
Contract carrier arrangements (2)	884	851	33	4%
Depreciation and amortization	374	288	86	30%
Aircraft maintenance materials and outside repairs	333	245	88	36%
Contracted services	370	246	124	50%
Passenger commissions and other selling expenses	298	212	86	41%
Landing fees and other rents	285	175	110	63%
Passenger service	129	88	41	47%
Aircraft rent	106	60	46	77%
Restructuring and merger-related items	987	-	987	NM
Other	217	94	123	NM
Total operating expense	7,810	4,685	3,125	67%
OPERATING LOSS	(1,097)	(2)	(1,095)	NM
OTHER (EXPENSE) INCOME:
Interest expense	(277)	(138)	(139)	NM
Interest income	19	39	(20)	(51%)
Miscellaneous, net	(83)	(4)	(79)	NM
Total other expense, net	(341)	(103)	(238)	NM
LOSS BEFORE INCOME TAXES	(1,438)	(105)	(1,333)	NM
INCOME TAX BENEFIT	-	35	(35)	NM
NET LOSS	$(1,438)	$(70)	$(1,368)	NM
BASIC AND DILUTED LOSS PER SHARE	$(2.11)	$(0.18)	NM	NM
WEIGHTED AVERAGE SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION	682	395	NM	NM

(1) Includes results for Northwest from Oct. 30, 2008 through Dec. 31, 2008.
(2) Contract carrier arrangements expense includes $268 million and $305 million for the three months ended December 31, 2008 and 2007, respectively, for aircraft fuel and related taxes.

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Delta Air Lines, Inc.
Consolidated Statements of Operations (1)
(Unaudited)

	(Successor)	(Successor + Predecessor)	(Successor)	(Predecessor)
			Eight Months	Four Months
	Year Ended		Ended	Ended
	December 31,		Dec. 31,	April 30,
(in millions, except per share data)	2008	2007	2007	2007

OPERATING REVENUE:
Passenger:
Mainline	$15,137	$12,758	$8,929	$3,829
Regional carriers	4,446	4,170	2,874	1,296
Total passenger revenue	19,583	16,928	11,803	5,125
Cargo	686	482	334	148
Other, net	2,428	1,744	1,221	523
Total operating revenue	22,697	19,154	13,358	5,796
OPERATING EXPENSE:
Aircraft fuel and related taxes	7,346	4,686	3,416	1,270
Salaries and related costs	4,802	4,189	2,887	1,302
Contract carrier arrangements (2)	3,616	3,152	2,196	956
Depreciation and amortization	1,266	1,164	778	386
Aircraft maintenance materials and outside repairs	1,169	983	663	320
Contracted services	1,153	996	670	326
Passenger commissions and other selling expenses	1,030	933	635	298
Landing fees and other rents	839	725	475	250
Passenger service	440	338	243	95
Aircraft rent	307	246	156	90
Profit sharing	-	158	144	14
Impairment of goodwill and other intangible assets	7,296	-	-	-
Restructuring and merger-related items	1,131	-	-	-
Other	616	488	299	189
Total operating expense	31,011	18,058	12,562	5,496
OPERATING (LOSS) INCOME	(8,314)	1,096	796	300
OTHER (EXPENSE) INCOME:
Interest expense	(705)	(652)	(390)	(262)
Interest income	92	128	114	14
Miscellaneous, net	(114)	32	5	27
Total other expense, net	(727)	(492)	(271)	(221)
(LOSS) INCOME BEFORE REORGANIZATION ITEMS	(9,041)	604	525	79
REORGANIZATION ITEMS, NET	-	1,215	-	1,215
(LOSS) INCOME BEFORE INCOME TAXES	(9,041)	1,819	525	1,294
INCOME TAX BENEFIT (PROVISION)	119	(207)	(211)	4
NET (LOSS) INCOME	$(8,922)	$1,612	$314	$1,298
BASIC (LOSS) INCOME PER SHARE	$(19.08)	NM	$0.80	$6.58
DILUTED (LOSS) INCOME PER SHARE	$(19.08)	NM	$0.79	$4.63
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	468	NM	394	197
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	468	NM	395	234

 (1) Includes results for Northwest from Oct. 30, 2008 through Dec. 31, 2008.
(2) Contract carrier arrangements expense includes $1.3 billion and $990 million for the year ended December 31, 2008 and 2007, respectively, in fuel expense.
(3) In connection with its emergence from bankruptcy on April 30, 2007, Delta adopted fresh start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.”  The adoption of fresh start reporting resulted in Delta becoming a new entity for financial reporting purposes.  Accordingly, Delta’s consolidated financial statements after April 30, 2007 are not comparable to its financial statements for any period prior to emergence.  However, to provide a basis of comparison to current year results, Delta has combined the results for the four months ended April 30, 2007 with the eight months ended Dec. 31, 2007.

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DELTA AIR LINES, INC.
Selected Balance Sheet Data
(In Millions)

	December 31,	December 31,
	2008	2007
	(Unaudited)

Cash and cash equivalents	$4,255	$2,648
Short-term investments	212	138
Restricted cash and investments	453	535
Total assets	45,019	32,423
Total debt and capital leases, including current maturities	16,571	9,000
Total shareowners' equity	848	10,113

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DELTA AIR LINES
Combined Statistical Summary [1]
(Unaudited)

	Three Months Ended Dec. 31,
	2008	2007	Change
Consolidated:
Revenue Passenger Miles (millions) (2)	46,848	48,172	(2.7%)
Available Seat Miles (millions) (2)	58,098	60,402	(3.8%)
Passenger Load Factor (2)	80.6%	79.8%	0.8	pts
Fuel Gallons Consumed (millions) (2)	976	1,052	(7.2%)

Mainline:
Revenue Passenger Miles (millions)	40,810	42,107	(3.1%)
Available Seat Miles (millions)	50,194	52,420	(4.2%)

	(Successor)	(Predecessor + Successor)
	Year Ended Dec. 31,
	2008	2007	Change
Consolidated:
Revenue Passenger Miles (millions) (2)	202,726	200,502	1.1%
Available Seat Miles (millions) (2)	246,164	245,259	0.4%
Passenger Load Factor (2)	82.4%	81.8%	0.6	pts
Fuel Gallons Consumed (millions) (2)	4,158	4,254	(2.3%)

Mainline:
Revenue Passenger Miles (millions)	177,361	176,493	0.5%
Available Seat Miles (millions)	213,447	214,059	(0.3%)

1 Combined statistical data includes operations for both Delta and Northwest for the three months ended December 31, 2008 and 2007.
2  Data presented includes operations under our contract carrier arrangements.

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Fleet Information
Delta’s fleet and firm orders at December 31, 2008 are summarized in the following table.

				Leased
Aircraft Type	# A/C	Average Age	Owned	Operating	Capital	Firm Orders
Passenger Aircraft
B737-700	5	0	5	-	-	5
B737-800	71	8	71	-	-	30
B747-400	16	15	4	12	-	-
B757-200	159	17	92	34	33	-
B757-200ER	17	11	-	15	2	-
B757-300	16	6	16	-	-	-
B767-300	21	18	4	17	-	-
B767-300ER	59	13	50	9	-	-
B767-400	21	8	21	-	-	-
B777-200ER	8	9	8	-	-	-
B777-200LR	2	1	2	-	-	8
B787-800	-	n/a	-	-	-	18
A319-100	57	7	55	2	-	5
A320-200	69	14	41	28	-	2
A330-200	11	4	11	-	-	-
A330-300	21	3	21	-	-	-
MD-88	117	19	63	21	33	-
MD-90	16	13	16	-	-	-
DC-9	71	35	71	-	-	-
CRJ-100	78	12	21	44	13	-
CRJ-200	153	6	5	148	-	-
CRJ-700	15	5	15	-	-	-
CRJ-900	49	1	49	-	-	10
Saab 340	49	11	-	49	-	-
EMB 175	36	1	36	-	-	-
Freighter Aircraft
B747F	10	25	7	3	-	-
Total	1,147	12.3	684	382	81	78

The table above:
•	Excludes 31 aircraft which will be sold to third parties immediately following delivery of these aircraft to Delta;
•	Excludes two aircraft orders assigned to Pinnacle Airlines; and
•	Includes three B767-300, two MD-88, four DC-9, one B757-200 and two B767-300ER aircraft that have been temporarily grounded.

During the December 2008 quarter, the company:
•	Took delivery of one B737-700, five CRJ-900, and six EMB-175 aircraft;
•	Adjusted the fleet count to add two EMB-174 aircraft that were delivered in September, 2008, but not flown in-service until October, 2008.
•	Adjusted the fleet count to add back four DC-9s that were temporarily grounded in a previous quarter;
•	Permanently grounded six B757-200, and one 747-200F aircraft;
•	Permanently grounded three CRJ-100 and four CRJ-200 aircraft pending return to lessor; and
•	Sold one A-320 aircraft.

In addition, the company sold two B757-200, three A-320, and two B747-200F aircraft that had been removed from the fleet prior to October 1, 2008.

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Note A:
The tables below represent additional information about fuel hedges Delta had in place as of Jan. 23, 2009:

	2009
Legacy Positions:	Q1	Q2	Q3	Q4
Call	6%	6%	18%	15%
Collar	40%	33%	3%	-
Swap	9%	-	-	-
Total	55%	39%	21%	15%

Avg. crude call cap	$90	$90	$82	$86
Avg. crude collar cap	$122	$122	$127	$-
Avg. crude collar floor	$108	$108	$118	$-

Recent Positions:
Call	1%	5%	12%	4%
Swap	24%	41%	22%	13%
Total	25%	46%	34%	17%

Avg. crude cap	$45	$55	$59	$61

Total hedge percent	80%	85%	55%	32%

Note B:
The following tables show reconciliations of non-GAAP financial measures.  The reasons Delta uses these measures are described below.

•
Because Delta completed its merger with Northwest Airlines on October 29, 2008, Delta’s financial results under generally accepted accounting principles (GAAP) for 2008 and the December 2008 quarter include the results of Northwest Airlines for the period October 30, 2008 through December 31, 2008.

Under GAAP, Delta does not include in its financial results the results of Northwest Airlines prior to the completion of the merger.  Accordingly, Delta’s financial results under GAAP for the December 2007 quarter do not include the results of Northwest Airlines for that period.  This impacts the comparability of Delta’s financial statements under GAAP for the December 2008 and 2007 quarters.

Delta presents its financial results for the December 2008 and December 2007 quarters under GAAP as well as on a “combined basis.”   “Combined basis” means the company combines the financial results of Delta and Northwest as if the merger had occurred prior to the beginning of the applicable period.  Delta believes presenting this financial information on a combined basis provides a more meaningful basis for comparing Delta’s year-over-year financial performance than the GAAP financial information.

The press release also includes guidance for the March 2009 quarter and full year 2009.  Please note the year-over-year guidance comparisons assume the 2008 financial statements for the applicable periods were prepared on a combined basis, excluding special items and out-of-period fuel hedge losses.  Delta is unable to reconcile certain forward-looking projections to GAAP, including projected Mainline non-fuel CASM, as the nature or amount of special items cannot be estimated at this time.

•	Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

•	Delta excludes non-cash mark-to-market (MTM) adjustments related to fuel hedges settling in future periods in order to present financial results related to operations in the period shown.

•	Delta presents Mainline CASM excluding fuel expense and related taxes because management believes the volatility in fuel prices mask the progress toward achieving business plan targets.

•
Mainline cost per available seat mile (CASM) excludes $221 million and $123 million for the years ended December 31, 2008 and 2007, respectively, and Combined Mainline CASM excludes $303 million and $406 million for the years ended December 31, 2008 and 2007, respectively, in transactions with third parties as these costs are not associated with the generation of a seat mile.  These transactions include expenses related to Delta’s providing maintenance services, staffing services and freight operations as well as Delta’s vacation wholesale operations.

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•
Delta presents length of haul adjusted passenger revenue per available seat mile (PRASM), including adjustments for other airline revenue and certain other revenue, because management believes this provides a more meaningful comparison of the company’s PRASM to the industry.

	Three Months Ended Dec. 31, 2008	Year Ended Dec. 31, 2008

(in millions, except per share data)
Net loss	$(1,438)	$(8,922)
Items excluded:
Impairment of goodwill and other intangible assets	-	7,296
Merger-related expenses	969	978
Restructuring and related items	18	139
Mark-to-market ("MTM") adjustments to fuel hedges settling in 2009	91	91
Write-down in value of auction rate securities	20	20
Termination of contract carrier arrangements	-	14
Income tax benefit associated with intangible assets	-	(119)
Net loss excluding special items and
MTM adjustments to fuel hedges settling in 2009	$(340)	$(503)
Basic and diluted weighted average shares outstanding	682	468
Basic and diluted loss per share excluding special items and
MTM adjustments to fuel hedges settling in 2009	$(0.50)	$(1.08)

	Three Months
	Ended
	Dec. 31, 2008
Net loss excluding special items and
MTM adjustments to fuel hedges settling in 2009 per above	$(340)
Items excluded:
Fuel hedge losses on contracts that settled in 2008	507
Net income excluding fuel hedge losses, special items and
MTM adjustments to fuel hedges settling in 2009	$167

Passenger and operating revenue	Delta	Northwest	Combined
	Three Months		Three Months
	Ended	Oct.1, 2008 to	Ended	Passenger
(in millions)	Dec. 31, 2008	Oct. 29, 2008	Dec. 31, 2008	Mile Yield		PRASM
Passenger:
Domestic	$2,639	$420	$3,059	13.31	¢	11.14	¢
Atlantic	1,129	134	1,263	12.02		9.26
Latin America	308	2	310	14.92		10.93
Pacific	452	185	637	11.71		9.90
Total mainline	4,528	741	5,269	12.91		10.50
Regional carriers	1,207	181	1,388	22.99		17.56
Total passenger revenue	5,735	922	6,657	14.21		11.46
Cargo	230	55	285
Other, net	748	78	826
Total operating revenue	$6,713	$1,055	$7,768

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				Passenger
	Three Months Ended December 31, 2007			Mile Yield		PRASM
(in millions)	Delta	Northwest	Combined
Passenger:
Domestic	$1,930	$1,409	$3,339	13.38	¢	10.71	¢
Atlantic	797	346	1,143	11.87		9.52
Latin America	277	19	296	13.35		10.36
Pacific	48	533	581	11.22		9.47
Total mainline	3,052	2,307	5,359	12.73		10.22
Regional carriers	1,015	337	1,352	22.30		16.94
Total passenger revenue	4,067	2,644	6,711	13.93		11.11
Cargo	132	242	374
Other, net	484	221	705
Total operating revenue	$4,683	$3,107	$7,790

	Year Ended December 31, 2008
	Delta		Northwest
PRASM	11.82	¢	12.52	¢
Length of haul adjustment, including adjustments for
other airline and passenger revenue	0.22		(0.25)
Length of haul adjusted PRASM, including adjustments for
other airline and passenger revenue	12.04	¢	12.27	¢
Industry average PRASM	11.92	¢	11.92	¢
Percentage of industry average	101%		103%

	Three Months
	Ended December 31,
(in millions)	2008	2007
Operating expense	$7,810	$4,685
Items excluded:
Merger-related items	(969)	-
Restructuring and related items	(18)	-
MTM adjustments to fuel hedges settling in 2009	(91)	-
Operating expense excluding special items and	6,732	4,685
MTM adjustments to fuel hedges settling in 2009
Northwest results for the period from October 1 to October 29, 2008
and three months ended December 31, 2007, respectively	1,641	3,020
Items excluded:
Merger-related items	(249)	-
MTM adjustments to fuel hedges settling in 2009	(210)	21
Combined operating expense excluding special items and
MTM adjustments to fuel hedges settling in 2009	$7,914	$7,726
Combined operating expense including special items and
MTM adjustments to fuel hedges settling in 2009	$9,451	$7,705

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	Three Months
	Ended December 31,
	2008	2007
Mainline CASM	14.83 ¢	11.18	¢
Items excluded:
Merger-related items	(2.22)	-
MTM adjustments to fuel hedges settling in 2009	(0.21)	-
Transactions with third parties and other	(0.51)	(0.39)
Fuel expense and related taxes	(4.67)	(4.00)
Operating expense excluding fuel expense and related taxes,
special items and MTM adjustments to fuel hedges settling in 2009	7.22 ¢	6.79	¢
ASMs	43,532	31,358

	Three Months
	Ended December 31,
(in millions, except per cent data)	2008	2007
Combined Mainline CASM
Mainline operating expense	$6,457	$3,507
Northwest results for the period from October 1 to October 29, 2008
and three months ended December 31, 2007, respectively	1,542	2,689
Combined Mainline operating expense	$7,999	$6,196
Combined Mainline CASM	15.94 ¢	11.82	¢
Merger-related items	(2.43)	-
MTM adjustments to fuel hedges settling in 2009	(0.60)	0.04
Transactions with third parties and other	(0.60)	(0.77)
Fuel expense and related taxes	(5.02)	(4.00)
Combined Mainline CASM excluding fuel expense and related taxes,
special items and MTM adjustments to fuel hedges settling in 2009	7.29 ¢	7.09	¢
Combined ASMs	50,194	52,420

Three Months
Ended
Dec. 31, 2008
Average price per fuel gallon	$3.01
Items excluded:
MTM adjustments to fuel hedges settling in 2009	(0.11)
Average price per fuel gallon excluding
MTM adjustments to fuel hedges settling in 2009	$2.90

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	Three Months
	Ended December 31,
(in millions)	2008	2007
Total other expense, net	$(341)	$(103)
Northwest results for the period from October 1 to October 29, 2008
and three months ended December 31, 2007, respectively	(43)	(101)
Items excluded:
Write-down in value of auction rate securities	20	-
Loss on sale of interest in affiliate	-	14
Combined Total other expense, net excluding special items	$(364)	$(190)

	FORECAST
	March 2009 Quarter				Full Year 2009
	Projected Range				Projected Range

Mainline CASM projection	12.36	¢	12.50	¢	11.62 ¢	11.76 ¢
Items excluded:
Transactions with third parties and other	(0.53)		(0.53)		(0.54)	(0.54)
Profit Sharing	-		-		(0.08)	(0.08)
Fuel expense and related taxes	(3.83)		(3.83)		(3.45)	(3.45)
Mainline CASM projection excluding fuel expense
and related taxes and special items	8.00	¢	8.14	¢	7.55 ¢	7.69 ¢
Change year-over-year in Mainline CASM excluding
fuel expense and related taxes and special items	7%		9%		5%	7%